SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

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FOX PETROLEUM INC.

(Name of Registrant as Specified in Charter)

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INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934

FOX PETROLEUM INC.

64 Knightsbridge

London, England SW1X 7JF, UK

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to the stockholders of record of Fox Petroleum Inc., a Nevada corporation, (which we refer to in this information statement as “we”, “us”, or “our”) on or about November , 2009 pursuant to Regulation 14C of the Securities Exchange Act of 1934. This information statement is being furnished to our stockholders of record to inform them about amendment and restatement of our articles of incorporation to:

•

to authorize 25,000,000 shares of preferred stock with a par value of $0.001 per share, which may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors;

•	to increase the number of authorized shares of our common stock from 90,000,000 to 500,000,000;

•	to add an indemnification of director or officer clause;

•	to add a limitation of liabilities of director or officer clause;

•	to add a clause opting out of the acquisition of controlling interest provisions of the Nevada Revised Statutes;

•	to add a clause opting out of the combinations with interested stockholders provisions of the Nevada Revised Statutes; and

•	to update and remove certain outdated provisions.

Effective August 6, 2009, Trafalgar Capital Specialized Investment Fund, Carbon Energy Investments Limited, and Richard Moore, the holders of the majority of the outstanding shares of our common stock, gave us their written consents to the amendment and restatement of our articles of incorporation described above. Effective the same day, our board of directors unanimously approved such amendment and restatement of our articles of incorporation. Accordingly, we have obtained all necessary corporate approvals in connection with such amendment and restatement of our articles of incorporation.

At least 20 days after the mailing of this information statement, we intend to file a certificate to accompany restated articles or amended and restated articles with the Nevada Secretary of State for effecting the amendment and restatement of our articles of incorporation as described above. Such amendment and restatement will become effective when the certificate to accompany restated articles or amended and restated articles is filed with the Nevada Secretary of State.

Trafalgar Capital Specialized Investment Fund will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the proposed amendment and restatement of our articles of incorporation. No action is requested or required on your part.

Record Date and Voting Securities

Effective August 6, 2009, Trafalgar Capital Specialized Investment Fund, Carbon Energy Investments Limited, and Richard Moore, the holders of the majority of the outstanding shares of our common stock, gave us their written consents to the amendment and restatement of our articles of incorporation described above. Effective the same day, our board of directors unanimously approved such amendment and restatement of our articles of incorporation. Accordingly, August 6, 2009 is the record date for the determination of our stockholders of record who are entitled to give written consents to such amendment and restatement of our articles of incorporation.

As of the record date, we had a total of 84,668,245 shares of our common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held. Our bylaws generally provide that any action which may be taken by the vote of our stockholders at a meeting may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power.

Effective Date of the Amendment and Restatement of Our Articles of Incorporation

To effect the amendment and restatement of our articles of incorporation as described above, we have to file our amended and restated articles of incorporation along with a certificate to accompany restated articles or amended and restated articles with the Nevada Secretary of State. We intend to file our amended and restated articles of incorporation and the accompanying certificate with the Nevada Secretary of State at least 20 calendar days after the mailing of this information statement to our stockholders.

The full text of our amended and restated articles of incorporation approved by our board of directors and the holders of the majority of the outstanding shares of our common stock is attached to this information statement as Schedule “A”.

Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock

with a Par Value of $0.001 per Share

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to authorize a class of preferred stock with a par value of $0.001 per share, pursuant to which our board of directors would have the authority to issue up to 25,000,000 shares of preferred stock with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors.

After the amendment and restatement of our articles of incorporation to authorize the issuance of this “blank check” preferred stock becomes effective, our board of directors would have discretion to establish series of preferred stock with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors and the holders of our common stock would have no input or right to approve the terms of any such series. Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law or rules. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company.

After the amendment and restatement of our articles of incorporation to authorize the issuance of this “blank check” preferred stock becomes effective, if our board of directors decides to establish series of preferred stock with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors, we need to file the certificate of designation with the Secretary of State of Nevada to establish such series of preferred stock.

Reasons for the Authorization of a Class of Preferred Stock

The primary objective of our board of directors in establishing a class of “blank check” preferred stock is to accommodate Trafalgar Capital Specialized Investment Fund’s request that it be allowed to convert shares of our common stock it owns to 5,000,000 shares of our preferred stock at a price of $1.00. Trafalger has indicated that they intend to convert 15,000,000 common shares to 5,000,000 based on the value of the common shares on the date that the common shares were issued to Trafalger.

As of November , 2009, Trafalgar owned 17,700,000 shares of our common stock, representing approximately 20.9% of the outstanding shares of our common stock and a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.001 per share. We are currently not authorized to issue any preferred stock, and in order to accommodate Trafalgar’s request, we need to amend our articles of incorporation for the authorization of a class of preferred stock. For more information regarding our transactions with Trafalgar, please see “Change in Control - Trafalgar Capital Specialized Investment Fund”.

Trafalgar wanted the shares of our preferred stock to have such powers, designations, preferences, limitations, restrictions and relative rights as set forth in Schedule “B” to this information statement. Accordingly, on August 6, 2009, our board of directors approved the creation of 10,000,000 shares of Series 1 Preferred Stock with such powers, designations, preferences, limitations, restrictions and relative rights and authorized our company to file a certificate of designation with the Nevada Secretary of State creating 10,000,000 shares of Series I Preferred Stock. Upon the effectiveness of the amendment and restatement of our articles of incorporation, we intend to file the certificate of designation with the Nevada Secretary of State to authorize the issuance of 10,000,000 shares of Series 1 Preferred Stock and intend to issue such shares if Trafalgar requests us to convert shares of our common stock it owns to shares of Series I Preferred Stock.

For the summary of the powers, designations, preferences, limitations, restrictions and relative rights of Series I Preferred Stock, please see “Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock with a Par Value of $0.001 per Share - Series 1 Preferred Stock.”

In addition to accommodating Trafalgar’s request, our board of directors also believes that the establishing a class of “blank check” preferred stock will provide maximum flexibility with respect to future financing transactions.  ”Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock.  We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital.  By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring transactions. In addition, we may issue preferred stocks in connection with such activities as dividends payable in stock of our company, acquisition of other companies or business, and otherwise.

Other than issuance of shares of Series I Preferred Stock to Trafalgar, we have no intentions, plans, proposals or arrangements, written or otherwise, at this time to issue any of the shares of preferred stock.

Effects of the Authorization of a Class of Preferred Stock

The issuance of shares of our preferred stock may adversely affect the rights of the holders of our common stock. If we issue preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power and economic interest of the holders of our commons stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our preferred stock would dilute the earnings per share and book value per share of all outstanding shares of our common stock. In addition, in a liquidation, the holders of our preferred stock may be entitled to receive a certain amount per share of our preferred stock before the holders of our common stock receive any distribution. In addition, the holders of our preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of our common stock when we seek to take corporate action. A series of preferred stock also may be convertible into shares of our common stock. Furthermore, our preferred stock could be issued with certain preferences over the holders of our common stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

•	reduction of the amount of funds otherwise available for payment of dividends on our common stock;
•	restrictions on dividends on our common stock;
•	dilution of the voting power of our common stock; and
•	restrictions on the rights of holders of our common stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

In addition to financing purposes, we could also issue shares of preferred stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our board of directors, this action would be in the best interest of our company and stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our company. Such shares also could be privately placed with purchasers favorable to our board of directors in opposing such action. In addition, our board of directors could authorize holders of a series of our preferred stock to vote either separately as a class or with the holders of our common stock, on any merger, sale or exchange of assets by our company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our company should our board of directors consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of new shares also could be used to entrench current management or deter an attempt to replace our board of directors by diluting the number or rights of shares held by individuals seeking to control our company by obtaining a certain number of seats on our board of directors.

For the information regarding the effects of the authorization of Series I Preferred Stock, please see “Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock with a Par Value of $0.001 per Share - Series 1 Preferred Stock.”

Series 1 Preferred Stock

Our board of directors approved 10,000,000 shares of the authorized and unissued preferred stock of our company with a par value of $0.001 per share to be designated “Series I Preferred Stock”. The following is the summary of the powers, designations, preferences, limitations, restrictions and relative rights of Series I Preferred Stock.

Dividends

The holders of record of each share of Series I Preferred Stock will be entitled to receive, and our board of directors must declare dividends in an amount equal to the amount of dividends such holders would have received if each share of Series I Preferred Stock had been one share of our common stock.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of shares of Series I Preferred Stock then outstanding will be entitled to be paid out of the assets of our company available for distribution to our stockholders before any payment will be made to the holders of common stock or any other junior securities by reason of their ownership thereof, an amount per share equal to $1.00 per share plus any accrued but unpaid dividends.  If upon any such liquidation, dissolution or winding up of our company, the assets of our company available for distribution to our stockholders are insufficient to pay the holders of shares of Series I Preferred Stock the full amount to which they are entitled in such a situation, the holders of shares of Series I Preferred Stock must share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount which a holder of a share of Series I Preferred Stock is entitled to receive in such an event is referred to as the “Series I Liquidation Amount.”

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, after the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided above, the remaining assets of our company available for distribution to our stockholders must be distributed among the holders of junior securities, in accordance with their respective terms. After the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided above, the holders of shares of Series I Preferred Stock must not participate in the distribution of the remaining assets.

Deemed Liquidation Events

We will not have the power to effect a “Deemed Liquidation Event” unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to our stockholders will be allocated among the holders of capital stock of our company as provided above for the event of any voluntary or involuntary liquidation, dissolution or winding up of our company. A “Deemed Liquidation Event” is (a) a certain merger or consideration in which (i) we are a constituent party or (ii) a subsidiary of our company is a constituent party and we issue shares of our capital stock pursuant to such merger or consolidation; and (b) certain sale, lease, transfer, exclusive license or other disposition by our company or any subsidiary of our company of all or a majority of the assets or revenue or earnings generating capacity of our company and our subsidiaries taken as a whole.

In the event of a Deemed Liquidation Event except for a merger or consolidation in which we are a constituent party, if we do not effect a dissolution of our company under the Nevada Revised Statutes within 90 days after such Deemed Liquidation Event, then (i) we must send a written notice to each holder of Series I Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) to require the redemption of such shares of Series I Preferred Stock, and if the holders of at least a majority of the then outstanding shares of Series I Preferred Stock so request in a written instrument delivered to our company not later than 120 days after such Deemed Liquidation Event, we must use the consideration received by us, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by our board of directors), together with any other assets of our company available for distribution to our stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series I Preferred Stock at a price per share equal to the Series I Liquidation Amount.

In the event of such a redemption, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series I Preferred Stock, we must redeem a pro rata portion of each holder’s shares of Series I Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and must redeem the remaining shares to have been redeemed as soon as practicable after we have funds legally available therefor.  We must send written notice of the mandatory redemption to each holder of record of Series I Preferred Stock not less than 40 days prior to each Deemed Liquidation Event.

If the amount deemed paid or distributed in the event of a Deemed Liquidation Event is made in property other than in cash, the value of such distribution will be the fair market value of such property.

Voting

On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series I Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Series I Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the articles of incorporation or certificate of designation, holders of Series I Preferred Stock will vote together with the holders of our common stock as a single class.

Conversion Rights

The holders of the Series I Preferred Stock will have conversion rights. Each share of Series I Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of our common stock as is determined by dividing (i) $1.00 per share by (ii) the average of the closing prices of the securities on the OTCBB, NASDAQ or other exchange or market on which such common stock trades over the 5-day period ending three days prior to the closing of such transaction (the “Series I Conversion Price”).  In the event that on the date of such optional conversion, our common stock is not trading on the OTCBB, NASDAQ or other public exchange or market, the denominator in the formula for the Series I Conversion Price will be the fair market value of our common stock, as determined in good faith by our board of directors.

In the event of a liquidation, dissolution or winding up of our company or a Deemed Liquidation Event, the conversion rights will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series I Preferred Stock.

No fractional shares of our common stock will be issued upon conversion of the Series I Preferred Stock.  Any fractional shares to which the holder would otherwise be entitled will be cancelled with no compensation to such holder.

All shares of Series I Preferred Stock that have been surrendered for conversion will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the time of conversion, except only the right of the holders thereof to receive shares of our common stock in exchange therefor, and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series I Preferred Stock so converted will be retired and cancelled and may not be reissued as shares of such series, and we may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

Reservation of Shares

We must at all times when the Series I Preferred Stock will be outstanding, reserve and keep available out of our authorized but unissued capital stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of our duly authorized shares of common stock as will from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock; and if at any time the number of authorized but unissued shares of our common stock will not be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred Stock, we must take such corporate action as may be necessary to increase our authorized but unissued shares of common stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to our articles of incorporation.  Before taking any action which would cause an adjustment reducing the Series I Conversion Price below the then par value of the shares of our common stock issuable upon conversion of the Series I Preferred Stock, we must take any corporate action which may, in the opinion of our counsel, be necessary in order that we may validly and legally issue fully paid and nonassessable shares of our common stock at such adjusted Series I Conversion Price.

Redemption of Shares

Each share of Series I Preferred Stock will be redeemable, at our option, at any time and from time to time, and without the payment of additional consideration by the holder thereof, at the redemption price of $1.00 per share.

Each share of Series I Preferred Stock redeemed or otherwise acquired by our company will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred.  Neither our company nor any of our subsidiaries may exercise any voting or other rights granted to the holders of Series I Preferred Stock following redemption.

Increase in the Number of Authorized Shares of Our Common Stock

from 90,000,000 to 500,000,000

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to increase the number of authorized shares of our common stock from 90,000,000 to 500,000,000;

Our articles of incorporation currently provide for authorized capital stock consisting of 90,000,000 shares of common stock with a par value of $0.001 per share. As of November , 2009, we had 84,668,245 shares of our common stock issued and outstanding.

Our board of directors believes that it is necessary and prudent to amend our articles of incorporation to increase the number of authorized shares of our common stock from 90,000,000 to 500,000,000 to allow us to issue additional shares of our common stock for the purposes described below, and for any other lawful purpose.

Purpose and Effect of Increase in the Number of Authorized Shares of Our Common Stock

Our board of directors believes that an increase in the number of authorized shares of our common stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The increased reserve of shares available for issuance would give us the flexibility of using our common stock to raise capital and/or as consideration in acquiring other businesses.  Shares of our common stock carry no pre-emptive rights to purchase additional shares.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell our unregistered common stock, or securities convertible into our common stock, in private transactions. Such transactions might not be available on terms favorable to us, or at all. We may sell our common stock at prices less than the public trading price of our common stock at the time, and we may grant additional contractual rights to purchase our common stock not available to other holders of our common stock, such as warrants to purchase additional shares of our common stock or anti-dilution protections. We have no agreements in place for any financing at this time and have no agreements at this time to issue any of the additionally available authorized shares of our common stock for any financing. However, if we do not raise financing in the very near future, we will be unable to comply with our obligations and to continue operations of any kind.

We may seek opportunities to acquire more oil and gas properties or other oil and gas related businesses. Such acquisitions may be effected using shares of our common stock or other securities convertible into our common stock and/or by using capital that may need to be raised by selling such securities.  The current number of available authorized shares of our common stock limits our ability to effect acquisitions of oil and gas properties or other oil and gas related businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes. In the event we were to successfully complete the acquisition of such a prospect, of which there is no assurance, we may as part of the purchase or joint venture be required to issue shares of our common stock which would consequently dilute the holdings of our current stockholders

In addition, the increased reserve of shares available for issuance may be used for granting equity incentive awards to or compensating our directors, officers, employees and consultants, and those of our subsidiaries.  Our board of directors believes that it is critical to incentivize our directors, officers, employees and consultants, and those of our subsidiaries, to increase our revenues and profitability, if any, and as a result, our market value, through equity incentive awards. Such equity incentive awards may also be used to attract and retain employees or in connection with potential acquisitions if we grant options to the employees of the acquired companies. Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional authorized shares of our common stock that could be used to provide such equity incentives. We may also use the increased reserve of shares available for issuance to compensate our directors, officers, employees and consultants. We have no intentions at this time to issue any of the additionally available authorized shares of our common stock for granting equity incentive awards to our directors, officers, employees or consultants. However, we do owe our directors and officers considerable amounts and we will attempt to come to agreements with our directors and officers to compensate them for past services, at least in part, by payment of common shares.

The flexibility of our board of directors to issue additional shares of our common stock could also have an anti-takeover effect and enhance our ability to negotiate on behalf of our stockholders in a takeover situation.  The authorized but unissued shares of our common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company.  For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid.  The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock.  Therefore, the increased reserve of shares available for issuance could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized capital stock, however, is not being effected in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us.

The availability of additional shares of our common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  Upon the effectiveness of the amendment and restatement of our articles of incorporation, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of our common stock, except as may be required by applicable laws or rules.

In addition, on August 6, 2009, our board of directors approved the creation of 10,000,000 shares of Series 1 Preferred Stock. Upon the effectiveness of the amendment and restatement of our articles of incorporation, we intend to file the certificate of designation with the Nevada Secretary of State to authorize the issuance of 10,000,000 shares of Series 1 Preferred Stock and intend to issue such shares if Trafalgar requests us to convert shares of our common stock it owns to shares of Series I Preferred Stock. If Series I Preferred Stock is created, we must at all times when the Series I Preferred Stock will be outstanding, reserve and keep available out of our authorized but unissued capital stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of our duly authorized shares of common stock as will from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock. The increased reserve of shares available for issuance will allow us to reserve and keep available sufficient number of shares of our common stock in case the shares of the Series I Preferred Stock are converted into shares of our common stock. For more information regarding “Series I Preferred Stock”, please see “Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock with a Par Value of $0.001 per Share - Series 1 Preferred Stock.”

The possible future issuance of shares of equity securities consisting of our common stock or securities convertible into our common stock could affect our current stockholders in a number of ways, including the following:

•	diluting the voting power of the current holders of our common stock;
•

diluting the market price of our common stock, to the extent that the shares of our common stock are issued and sold at prices below current trading prices of our common stock, or if the issuance consists of equity securities convertible into our common stock, to the extent that the securities provide for the conversion into our common stock at prices that could be below current trading prices of our common stock;

•	diluting the earnings per share and book value per share of the outstanding shares of our common stock; and
•	making the payment of dividends on our common stock potentially more expensive.

Other than as disclosed above, we have no intentions, plans, proposals or arrangements, written or otherwise, at this time to issue any of the additionally available authorized shares of our common stock.

Description of Securities

Our current authorized capital stock consists of 90,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to authorize a class of preferred stock with a par value of $0.001 per share, pursuant to which our board of directors would have the authority to issue up to 25,000,000 shares of preferred stock with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors. In addition, our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to increase the number of authorized shares of our common stock from 90,000,000 to 500,000,000.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our bylaws provided that, generally, when a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy is sufficient to elect members of our board of directors or to decide any question brought before such meeting. Our bylaws provided that, generally, the holders of at least one third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business. Our articles of incorporation do not provide for cumulative voting in the election of directors. In addition, our bylaws provided that, generally, any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power. Our board of directors by a majority vote at any meeting may amend our bylaws. Also any action required or permitted to be taken at any meeting of our board of directors may be taken without a meeting if a written consent thereto is signed by all members of our board of directors and such written consent is filed with the minutes of proceedings of our board of directors.

Subject to any preferential rights of any outstanding series of our preferred stock created by our board of directors when our articles of incorporation are amended to authorize the issuance of the preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of our preferred stock created by our board of directors from time to time when our articles of incorporation are amended to authorize the issuance of the preferred stock, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Preferred Stock

When our articles of incorporation are amended to authorize the issuance of the preferred stock, our board of directors will be authorized to divide the authorized shares of our preferred stock into one or more series, each of which will be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Also when our articles of incorporation are amended to authorize the issuance of the preferred stock, our board of directors will be authorized, within any limitations prescribed by law and our amended and restated articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;
(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;
(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;
(f)

voting powers, if any, provided that if any of the preferred stock or series thereof will have voting rights, such preferred stock or series will vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the state of Nevada.

When our articles of incorporation are amended to authorize the issuance of the preferred stock, we must not declare, pay or set apart for payment any dividend or other distribution in respect of our common stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of our common stock, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

When our articles of incorporation are amended to authorize the issuance of the preferred stock, in the event of the liquidation of our company, holders of our preferred stock will be entitled to receive, before any payment or distribution on our common stock, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. For the foregoing purpose, our amended and restated articles of incorporation will provide that neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, will be deemed to be a liquidation.

Series I Preferred Stock

On August 6, 2009, our board of directors approved the creation of 10,000,000 shares of Series 1 Preferred Stock and authorized our company to file a certificate of designation with the Nevada Secretary of State creating 10,000,000 shares of Series I Preferred Stock. Upon the effectiveness of the amendment and restatement of our articles of incorporation, we intend to file the certificate of designation with the Nevada Secretary of State to authorize the issuance of 10,000,000 shares of Series 1 Preferred Stock and intend to issue such shares if Trafalgar requests us to convert shares of our common stock it owns to shares of Series I Preferred Stock.

For the information regarding the powers, designations, preferences, limitations, restrictions and relative rights of Series I Preferred Stock, please see “Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock with a Par Value of $0.001 per Share - Series 1 Preferred Stock.”

Addition of an Indemnification of Director or Officer Clause

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to add a clause stating that, we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director or officer of our company or is or was serving as a director or officer of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incur in connection with such action or proceeding. In addition, the clause provides that we will, from time to time, reimburse or advance the funds necessary for payments of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which such director or officer is indemnified by our company, in advance of the final disposition of such proceeding; provided that we have received the undertaking of such person to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that he or she is not entitled to be indemnified for such expenses.

While this type of indemnification is already permitted in the Nevada Revised Statutes, we believe it is advisable to set forth our intentions in our articles of incorporation. Also we believe that the amendment clarifies and enhances the operation of indemnification and advancement of expenses. Also, while no clause with respect to the indemnification of our directors or officers is set forth in our current articles of incorporation, our bylaws provide a mandatory indemnification of our directors and officers. We believe that providing the mandatory indemnification of our directors and officers in our articles of incorporation will provide additional certainty and comfort to our directors and officers because the clauses in our articles of incorporation require the approval of our stockholders to be amended, while the clauses in our bylaws can be amended by our board of directors alone.

The additional certainty and comfort provided by the amendment may help us attract and retain directors and officers. There is currently no pending litigation or proceeding involving any of our director or officer for which indemnification is being sought.

Addition of a Limitation of Liabilities of Director or Officer Clause

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to add a clause to our articles of incorporation stating that, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, our director or officer will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer unless acts or omissions of such director or officer involve intentional misconduct, fraud or a knowing violation of law or such director or officer makes the payment of dividends in violation of the Nevada law.

While this type of limitation of liabilities is already permitted in the Nevada Revised Statutes, we believe it is advisable to set forth our intentions in our articles of incorporation and clarify the scope of the protection against personal liability.

The additional certainty provided by this amendment may help us attract and retain directors and officers and to allow directors and officers to perform their duties without being concerned about frivolous lawsuits.

Addition of a Clause Opting out of the Acquisition of Controlling Interest Provisions

of the Nevada Revised Statutes

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to add a clause opting out of the acquisition of controlling interest provisions of the Nevada Revised Statutes. The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conducts business directly or indirectly in Nevada.

These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these acquisition of controlling interest provisions through adoption of a clause to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these acquisition of controlling interest provisions.

As of November , 2009, we only had approximately 42 stockholders of record and we do not believe that we conduct business directly or indirectly in Nevada. Therefore, we do not believe that we are subject to these acquisition of controlling interest provisions, although there can be no assurance that in the future these provisions will not apply to us. We believe that, should we become subject to these provisions, it would place unnecessary burdens on us in connection with the completion of third party financings, and have thus decided to amend our articles of incorporation to specifically forego these provisions.

We have no intentions, plans, proposals or arrangements at this time with regard to transactions that would be affected by this amendment.

Addition of a Clause Opting out of the Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to add a clause opting out of the combinations with interested stockholders provisions of the Nevada Revised Statutes. The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
•	representing 10% or more of the earning power or net income of the corporation.

These business combination provisions apply only to a corporation that has 200 or more stockholders of record. These provisions do not apply if articles of incorporation of a corporation are amended to contain a clause expressly electing not to be governed by these provisions before the date the corporation has 200 or more stockholders of record. Our current articles of incorporation do not contain such a clause.

Although we do not believe that we are currently subject to these business combination provisions since we only have approximately 42 stockholders of record as of November , 2009, there can be no assurance that in the future these provisions will not apply to us. Should we become subject to these provisions, it could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. As such, the application of these provisions may limit the ability of our stockholders to approve a transaction that they may deem to be in their interests. We believe that, should we become subject to these provisions, it would place unnecessary burdens on our company in connection with the completion of beneficial business transactions with interested stockholders, and have therefore decided to amend our articles of incorporation to specifically forego these provisions.

We have no intentions, plans, proposals or arrangements at this time with regard to transactions that would be affected by this amendment.

Updating and Removing Certain Outdated Provisions

Our board of directors and the holders of the majority of the outstanding shares of our common stock have approved an amendment and restatement of our articles of incorporation to update and remove certain outdated provisions. The amendment and restatement includes updating the address of our registered agent and removing the names and addresses of our first board of directors and our incorporator. We do not believe that these are substantive changes.

Dissenters’ Rights of Appraisal

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with the rights of appraisal or similar rights of dissenters with respect to the amendment and restatement of our articles of incorporation as described above.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of November , 2009, certain information with respect to the beneficial ownership of our common stock by each of our current directors and certain former or current executive officers, by our current directors and executive officers as a group, and by each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Directors and Executive Officers
Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Richard Moore President, Chief Executive Officer, Director and Chairman	Common Stock	745,755	0.88%
William MacNee Chief Operating Officer and Director	Common Stock	Nil	Nil
John Spence Director	Common Stock	Nil	Nil
Jeffrey Sternberg Director	Common Stock	Nil	Nil
Alexander Craven Former Executive Vice President, Compliance Officer and Director	Common Stock	1,637,874	1.93%
Jonathan Wood Former Chief Financial Officer and Director	Common Stock	Nil	Nil
Directors and Executive Officers as a Group (4 persons)	Common Stock	745,755	0.88%
(1)

Based on 84,668,245 shares of our common stock issued and outstanding as of November , 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

5% or More Stockholder
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Carbon Energy Investments Limited 31-32 Ely Place London EC1N 6TD, UK	Common Stock	32,000,000	37.8%
Trafalgar Capital Specialized Investment Fund 8-10 Rue Mathias Hardt, BP 3023 L-1030, Luxembourg	Common Stock	19,700,000(2)	22.7%(2)
Libertas Capital Ventures Limited 16 Berkeley Street London W1J8DZ, UK	Common Stock	20,000,000	23.6%

(1) Based on 84,668,245 shares of our common stock issued and outstanding as of November , 2009. Shares of our common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.001 per share.

Change in Control

Transactions with Carbon Energy Investments Limited

Subscription Agreement

On November 5, 2008, we entered into a subscription agreement with Carbon Energy Investments Limited for the sale of 80,000,000 shares of our common stock at a price of $0.50 per share for the aggregate price of $40,000,000, which Carbon Energy agreed to pay by March 31, 2009 in three installments commencing on December 12, 2008.

Carbon Energy was introduced to our company by Trafalgar Capital Advisory Partners LLP under its introducer/advisor agreement with our company dated November 7, 2008.

On November 26, 2008, we issued 50,000,000 shares of our common stock to Carbon Energy. We were to receive $25,000,000 for these shares pursuant to the above-mentioned subscription agreement.

To date, we have received no funding whatsoever from Carbon Energy and we have terminated the agreement and demanded the return of the shares. We are also currently reviewing our legal position and any associated remedies relating to the above.

Purchase Agreement for Alaska Oil & Gas Resources Limited

On November 5, 2008, we entered into an agreement with Carbon Energy to purchase shares in Alaska Oil & Gas Resources Limited from Carbon Energy. Pursuant to the agreement, we agreed to acquire 100% of the issued shares of Alaska Oil & Gas from Carbon Energy in consideration for $57,500,000, $250,000 of which was to be paid in cash and the remainder by the issuance of 57,250,000 shares of our common stock at a deemed price of $1.00 per share. In addition, Carbon Energy agreed to procure the directors of Alaska Oil & Gas to appoint Richard Moore (our President, Chief Executive Officer, Chairman and one of our directors) as director and another party as director and as secretary of Alaska Oil & Gas. On the same day, Mr. Moore and William MacNee (our Chief Operating Officer and one of our directors) were appointed as directors of Alaska Oil & Gas.

On November 28, 2008, we entered into an amendment agreement with Carbon Energy relating to purchase of Alaska Oil & Gas whereby it was agreed that the consideration to be paid pursuant to the agreement was varied such that the consideration would amount to $57,500,000, payable by the issuance of 2,000,000 shares of our common stock within three business days of November 2008 and 55,500,000 shares on completion of the transaction, as described in the agreement for the purchase of Alaska Oil & Gas, with all shares having a deemed price of $1.00 per share. On December 2, 2008, we issued 2,000,000 shares of our common stock to Carbon Energy pursuant to the terms of the amendment agreement.

On December 3, 2008, we also entered into a letter agreement with Carbon Energy whereby Carbon Energy agreed to return the 2,000,000 shares of our common stock to our company upon demand unless certain conditions are fulfilled or waived. The conditions were, among others, that Carbon Energy must have completed in full the subscription agreement dated November 5, 2008 except that the first $20,000,000 must be paid to our company on or before December 7, 2008 and that Carbon Energy must have sold to our company Alaska Oil & Gas which must own North Alexander, Kitchen and East Kitchen oil and gas leases pursuant to the agreement relating to the purchase of Alaska Oil & Gas.

To date, Carbon Energy has neither delivered on any part of the above transactions nor has it been able to demonstrate any ability to amend or extend the above transactions to our satisfaction.

Having given due consideration to the above mentioned in light of market conditions and having discussed with Carbon Energy its financial capabilities, we are of the view that it is now highly unlikely that Carbon Energy can fulfill any of the above mentioned transaction demands and as such we feel obliged to terminate all arrangements with Carbon Energy forthwith. This termination also annuls the appointments of Richard Moore and William MacNee as directors of Alaska Oil and Gas.

There is an unsigned version of an agreement dated April 15, 2009 between our company and Carbon Energy relating to cancelling the original sale and purchase of shares in Alaska Oil and Gas Resources Limited which was dated November 5, 2008 and the amendment agreements to that original agreement dated January 14, 2009. We only possess an unsigned version of the agreement dated April 15, 2009 and it remains unclear as to whether it was ever signed by both parties.

Libertas Capital Ventures Limited

In January 2009, Trafalgar also introduced us to Libertas Capital Group PLC, a broker licensed under the FSA in the United Kingdom and listed on the UK AIM. Trafalgar advised us to enter into an agreement with Libertas whereby Libertas would act as financial advisor and broker to our company. Under the agreement, Libertas were to receive 20,000,000 shares of our common stock. We never issued these shares to Libertas and actually terminated the agreement on May 7, 2009.

It is understood that Trafalgar arranged 20,000,000 shares of our common stock already issued to Carbon Energy to be transferred to Libertas instead.

No funds were raised into our company by Libertas.

Shares Issued to Carbon Energy Investments Limited

Under the transactions described above, we issued an aggregate of 52,000,000 shares of our common stock or approximately 61.4% of the outstanding shares of our common stock to Carbon Energy. For the reasons stated above, we have taken steps to cancel all of the shares issued (restricted) in the name of Carbon Energy and have notified the transfer agent and Carbon Energy, but those shares are not yet cancelled.

As of November , 2009, Carbon Energy owned 32,000,000 shares of our common stock, representing approximately 37.8% of the outstanding shares of our common stock and Libertas owned 20,000,000 shares of our common stock, representing approximately 23.6% of the outstanding shares of our common stock.

Trafalgar Capital Specialized Investment Fund

In 2008, we sold to Trafalgar Capital Specialized Investment Fund, Luxembourg $3,500,000 of secured convertible redeemable debentures consisting of (i) a debenture originally sold to Trafalgar in the principal amount of $2,500,000, which was amended and extended such that the debenture was separated into two debentures, each of which is for a total principal amount of $1,250,000 (the “Amended Debentures”); and (ii) a new debenture in the total amount of $1,000,000 (the “New Debenture”).

One of the Amended Debentures matured on April 30, 2009, while the other matures on April 30, 2010. Both Amended Debentures bear an annual interest rate of 10% compounded monthly until the unpaid principal is paid. We were required to redeem the entire principal amount outstanding on one of the Amended Debentures on April 30, 2009 at a 15% redemption premium. There is no mandatory redemption requirement for the other Amended Debenture. The New Debenture matures on October 31, 2010 and bears an annual interest rate of 10% compounded monthly until the unpaid principal is paid. Upon an event of default, Trafalgar may accelerate full repayment of the New Debenture outstanding and accrued interest thereon. We were also required to begin redeeming the New Debenture monthly beginning on January 31, 2009 by making equal payments of principal over the term of the New Debenture plus any outstanding interest payments and at a 15% redemption premium on the principal redeemed each month.

Also, in connection with the sale of these debentures, we issued an aggregate of 2,700,000 shares of our common stock to Trafalgar and a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.001 per share.

In addition, under a pledge and escrow agreement, we issued to Trafalgar an additional 15,000,000 shares of our common stock, which served as pledged property. These pledged shares were to be held by the escrow agent until the full payment of all amounts due to Trafalgar under the debentures or the termination or expiration of the pledge and escrow agreement. Upon the occurrence of an event of default under the debentures, Trafalgar was to be entitled to receive physical delivery of the pledged shares, vote the pledged shares, to receive dividends and other distributions thereon, to sell the pledged shares, and to enjoy all other rights and privileges incident to the ownership of the pledged shares. Upon full payment of all amounts due to Trafalgar under the debentures, the pledge and escrow agreement and Trafalgar’s security interest and rights in and to the pledged shares were to terminate.

We failed to make most payments due to Trafalgar Capital Specialized Investment Fund, Luxembourg under the various loan arrangements (approximately $196,000 in scheduled principal, premium and interest repayments at February 28, 2009). We later were not in a position to repay the $1,250,000 principal due at the end of April 2009 under a loan agreement with Trafalgar (which would have left $2,250,000 principal outstanding).

We have also incurred trade creditor and direct salary related debt of over $1,000,000 to date for our operations in Kansas. Several of these key trade creditors have issued mechanical liens against our facilities in Kansas.

Subsequently, Trafalgar and we have commenced negotiations to amend the various loan arrangements to avoid default notices and legal action having to be taken. In principle, we have been asked by Trafalgar to assign our leases in Kansas to Trafalgar in return for a loan rescheduling, Trafalgar’s realizing the 15,000,000 shares of our common stock pledged under an earlier loan document with Trafalgar and a covenant not to sue by Trafalgar.

As a result, in April 30, 2009, Trafalgar agreed to extend the maturity date of a secured debenture in the principal amount of $1,250,000 until October 31, 2009 from April 30, 2009. In consideration for Trafalgar’s agreeing to extend the maturity date of that secured debenture, we released 15,000,000 shares of our common stock from escrow to Trafalgar as payment of an extension fee. These shares were originally intended to serve as additional pledged property under the security agreement that we entered into with Trafalgar in connection with the sale of the debentures to Trafalgar and in fact were described by Trafalgar as likely to be made available for a CEF type arrangement to repay creditors. This was later not consented to by Trafalgar.

In addition, pursuant to the bill of sale and assignment in lieu of foreclosure and the certificate of seller, we sold and assigned to TCF Oil and Gas Corp., a Florida corporation owned by Trafalgar, all of our properties located in Ellsworth County, Kansas, including three oil and gas leases located in Ellsworth County, Kansas in consideration of the payment of $100 from TCF Oil and Gas to us and of the simultaneous execution by Trafalgar of a covenant not to sue us for an in personam judgment under the obligations evidenced or secured by the various loan documents between Trafalgar and us. TCF Oil and Gas did not assume our obligations and liabilities under the loan documents between Trafalgar and us and such obligations and liabilities remain our responsibility. In addition, this bill of sale and assignment does not restrict the right of Trafalgar as holder of such loan documents to enforce the same or to institute or proceed with foreclosure or any other remedial proceedings under the same. We also released Trafalgar from any claims arising out of the loans from Trafalgar.

In consideration of the simultaneous execution by our company of the bill of sale and assignment in lieu of foreclosure and the certificate of seller, Trafalgar Capital Specialized Investment Fund, FIS entered into the covenant not to sue. Pursuant to this covenant, Trafalgar agreed not to sue for an in personam judgment against our company under the various loan documents between our company and Trafalgar. Nevertheless, in connection with the enforcement of its rights under such loan documents, Trafalgar reserved the right to sue our company in rem.

In addition, Trafalgar expressly reserved all rights of action, claims, and demands against any and all persons or entities, including without limitation any guarantor of any of the loans, indebtedness or obligations evidenced or secured by such loan documents other than our company, and expressly reserved all rights of action, claims and demands against and all persons or entities including our company under or arising out of or related to any mechanics’ liens and/or mechanics’ lien claims filed on, asserted against or related to any of the mortgaged properties (mostly three oil and gas leases in Ellsworth County, Kansas and related properties) from our company to Trafalgar. This instrument was not a release and does not operate to discharge any of the loans, indebtedness or obligations evidenced or secured by the loan documents.

We were not be able to repay Trafalgar $1,250,000 principal due under the secured debenture with the extended maturity date of October 31, 2009 by that maturity date.

As of November , 2009, Trafalgar owned 17,700,000 shares of our common stock, representing approximately 20.9% of the outstanding shares of our common stock and a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.001 per share.

Changes in Control

Except as disclosed below, we are not aware of any arrangements, the operation of which may at a subsequent date results in a change in control of our company.

If we cancel 32,000,000 shares of our common stock issued to Carbon Energy Investments Limited and 20,000,000 shares of our common stock issued to Libertas Capital Ventures Limited, as described above, Trafalgar will own approximately 54% of the outstanding shares of our common stock.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed below, no person who has been a director or officer of our company at any time since the beginning of our fiscal year ended February 28, 2009 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

Trafalgar Capital Specialized Investment Fund requested to our company that it be allowed to convert shares of our common stock it owns to shares of our preferred stock, as more particularly described in “Authorization of 25,000,000 Shares of “Blank Check” Preferred Stock with a Par Value of $0.001 per Share” and “Increase in the Number of Authorized Shares of Our Common Stock from 90,000,000 to 500,000,000”, and therefore has substantial interests in the amendment and restatement of our articles of incorporation relating to the authorization of 25,000,000 shares of “Blank Check” preferred stock with a par value of $0.001 per share and the increase in the number of authorized shares of our common stock from 90,000,000 to 500,000,000.

Trafalgar informed Richard Moore, our President, Chief Executive Officer, Chairman, and one of our directors, that directly or through our company it will compensate him for his cooperation in providing information necessary for maintenance of our company and on getting the amendment and restatement of our articles of incorporation described above effected. In addition, Trafalgar informed Mr. Moore that directly or through our company it intends to make arrangements for the back pay for him and other members of our management team and former directors in the form of shares of our common stock in compensation for their services along with a non-dilution arrangement for a reasonable period of time to safeguard the value of such shares.

Our former and current directors and officers may be deemed to have substantial interests in the amendment and restatement of our articles of incorporation because of clauses relating to the indemnification of our directors and officers and the limitation of personal liabilities of our directors and officers.

No director has advised that he intends to oppose the amendment and restatement of our articles of incorporation, as more particularly described herein.

Stockholder Proposals

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the annual meeting of our stockholders is a reasonable time before we begin to print and send our proxy materials.  Proposals received after such time will be considered untimely.  In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

Delivery of Documents to Stockholders Sharing the Same Address

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for this information statement with respect to two or more stockholders sharing the same address by delivering a single copy of this information statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of this information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of this information statement or proxy materials, or if you are receiving multiple sets of this information statement or proxy materials and wish to receive only one from your broker, please notify your broker.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities Exchange Commission relating to our business, financial statements and other matters. You may review a copy of such reports and other information at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. Our filings can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

By order of the board of directors,

Richard Moore

President, Chief Executive Officer, Director and Chairman

Date: _____________, 2009

SCHEDULE “A”

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FOX PETROLEUM INC.

FIRST. The name of the corporation is Fox Petroleum Inc. (the “Corporation”).

SECOND. The registered office of the corporation in the State of Nevada is located at 2470 St Rose Pkwy Ste 304, Henderson, NV 89074. The Corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The Corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are to engage in any lawful activity.

FOURTH. The aggregate number of shares that the Corporation will have authority to issue is Five Hundred and Twenty-Five Million (525,000,000), of which Five Hundred Million (500,000,000) shares will be common stock (“Common Stock”), with a par value of $0.001 per share, and Twenty-Five Million (25,000,000) shares will be preferred stock, with a par value of $0.001 per share (“Preferred Stock”).

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;
(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;
(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)

voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has      such rights; and

(g)

subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors of the Corporation.

In the even of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

FIFTH. The affairs of the Corporation shall be managed by or under the authority of the Board of Directors of the Corporation consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws.

SIXTH. The capital stock of the Corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The Resident Agent for this Corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this Corporation in the State of Nevada shall be: 2470 St Rose Pkwy Ste 304, Henderson, NV 89074.

EIGHTH. The Corporation is to have perpetual existence.

NINTH. The Board of Directors shall adopt the initial By-laws of the Corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

TENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the Corporation.

ELEVENTH. No Director or Officer of the Corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

TWELFTH. Indemnification

1.

Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving as a director or officer of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

2.

Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

3.

Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Amended and Restated Articles of Incorporation or otherwise.

4.

Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

5.

Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such Indemnitee to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that he or she is not entitled to be indemnified for such expenses.

THIRTEENTH. To the fullest extent permitted by Chapter 78 of NRS, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this Article will not eliminate or limit the liability of:

(a)	a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(b)	a director for the payment of distributions in violation of NRS 78.300.

Any amendment or repeal of this Article will not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal.

FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTEENTH. The Corporation elects not to be governed by Nevada Revised Statutes (“NRS”) 78.378 to 78.3793, inclusive (Acquisition of Controlling Interest).

SIXTEENTH. The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive (Combinations with Interested Stockholders).

SCHEDULE “B”

CERTIFICATE OF DESIGNATION

OF

SERIES I PREFERRED STOCK

OF

FOX PETROLEUM INC.

(Pursuant to NRS 78.1955)

The following is a statement of the powers, designations, preferences, limitations, restrictions and relative rights of a series of preferred stock of Fox Petroleum Inc., a Nevada corporation (the “Corporation”), as authorized and ratified by the board of directors of the Corporation, for the purposes of confirming a series of the Corporation’s authorized preferred stock, $.001 par value per share (“Preferred Stock”):

10,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series I Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.	Dividends.

From and after the date of the issuance of any shares of Series I Preferred Stock, the holders of record of each share of Series I Preferred Stock will be entitled to receive, and the Board of Directors of the Corporation must declare dividends in an amount equal to the amount of dividends such holders would have received if each share of Series I Preferred Stock had been one share of the Corporation’s common stock.

2.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1        Preferential Payments to Holders of Series I Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series I Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment will be made to the holders of Common Stock or any other Junior Securities (defined as preferred share series that do not take priority over Series I Preferred Stock as to payment on liquidation, dissolution of winding up of the Corporation) by reason of their ownership thereof, an amount per share equal to One Dollar ($1.00) per share (the “Base Amount”) plus any accrued but unpaid dividends.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of shares of Series I Preferred Stock the full amount to which they are entitled under this Section 2.1, the holders of shares of Series I Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The aggregate amount which a holder of a share of Series I Preferred Stock is entitled to receive under this Section 2.1 is referred to as the “Series I Liquidation Amount.”

2.2        Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided in Section 2.1, the remaining assets of the Corporation available for distribution to its stockholders will be distributed among the holders of Junior Securities, in accordance with their respective terms. After the payment of all preferential amounts required to be paid to the holders of shares of Series I Preferred Stock as provided in Section 2.1, the holders of shares of Series I Preferred Stock shall not participate in the distribution of the remaining assets pursuant to this Section 2.2.

2.3	Deemed Liquidation Events.

2.3.1     Definition.  Each of the following events will be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series I Preferred Stock elects otherwise by written notice sent to the Corporation at least ten days prior to the effective date of any such event:

(a)	a merger or consolidation in which
(i)	the Corporation is a constituent party or

(ii)         a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger or consolidation, the parent corporation or entity of such surviving or resulting corporation or entity (provided that, for the purpose of this Section 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined in Section 4.4.1) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined in Section 4.4.1) outstanding immediately prior to such merger or consolidation will be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b)        the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole (including, without limitation, any of its patents), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

2.3.2	Effecting a Deemed Liquidation Event.

(a)         The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.  In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the Nevada Revised Statutes within 90 days after such Deemed Liquidation Event, then (i) the Corporation will send a written notice to each holder of Series I Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series I Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series I Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation will use the consideration received by the Corporation, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series I Preferred Stock at a price per share equal to the Series I Liquidation Amount (referred to in this Section 2.4 as the “Redemption Price”).  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series I Preferred Stock, the Corporation will redeem a pro rata portion of each holder’s shares of Series I Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and will redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The Corporation will send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series I Preferred Stock not less than 40 days prior to each Deemed Liquidation Event.  Each Redemption Notice will state:

(i)          the number of shares of Series I Preferred Stock held by the holder that the Corporation will redeem on the date of the Deemed Liquidation Event specified in the Redemption Notice;

(ii)	the date of the Deemed Liquidation Event and the Redemption Price;

(iii)the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(iv)        that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series I Preferred Stock to be redeemed.

2.3.3     Opt Out; Tender of Certificates.  If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series I Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 2.3, then the shares of Series I Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice will thereafter be “Excluded Shares.”  Excluded Shares will not be redeemed or redeemable pursuant to this Section 2.3, whether in such Deemed Liquidation Event or thereafter.  On or before the date of the Deemed Liquidation Event, each holder of shares of Series I Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, must surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series I Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series I Preferred Stock will promptly be issued to such holder.  If the Redemption Notice has been duly given, and if on the date of the Deemed Liquidation Event the Redemption Price payable upon redemption of the shares of Series I Preferred Stock to be redeemed in such Deemed Liquidation Event is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series I Preferred Stock so called for redemption have not been surrendered, dividends with respect to such shares of Series I Preferred Stock will cease to accrue after date of the Deemed Liquidation Event and all rights with respect to such shares will forthwith after the date of the Deemed Liquidation Event terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

Prior to the distribution or redemption provided for in this Section 2.3, the Corporation will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.4 Amount Deemed Paid or Distributed.  If the amount deemed paid or distributed under this Section 2.3 is made in property other than in cash, the value of such distribution will be the fair market value of such property determined as follows:

(a)         For securities not subject to investment letters or other similar restrictions on free marketability,

(i)          if traded on a securities exchange or the NASDAQ Stock Market, the value will be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii)         if actively traded on the over-the-counter-bulletin-board (OTCBB), the value will be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)        if there is no active public market, the value will be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)        The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.3.5     Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement will provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration that becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.	Voting.

3.1        General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series I Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series I Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Articles of Incorporation or Certificate or Designation, holders of Series I Preferred Stock will vote together with the holders of Common Stock as a single class.

4.	Optional Conversion.

The holders of the Series I Preferred Stock will have conversion rights as follows (the “Conversion Rights”):

4.1	Right to Convert.

4.1.1     Conversion Ratio.  Each share of Series I Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of the Corporation’s Common Stock as is determined by dividing (i) the Base Amount by (ii) the average of the closing prices of the securities on the OTCBB, NASDAQ or other exchange or market on which such Common Stock trades over the 5-day period ending three days prior to the closing of such transaction (the “Series I Conversion Price”).  In the event that on the date of optional conversion pursuant to this Section 4.1.1 the Corporation’s Common Stock is not trading on the OTCBB, NASDAQ or other public exchange or market, the denominator in the formula for the Series I Conversion Price shall be the fair market value of the Corporation’s Common Stock, as determined in good faith by the Board of Directors of the Corporation

4.1.2     Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series I Preferred Stock.

4.2        Fractional Shares.  No fractional shares of Common Stock will be issued upon conversion of the Series I Preferred Stock.  Any fractional shares to which the holder would otherwise be entitled will be cancelled with no compensation to such holder.

4.3	Mechanics of Conversion.

4.3.1     Notice of Conversion.  In order for a holder of Series I Preferred Stock to voluntarily convert shares of Series I Preferred Stock into shares of Common Stock, such holder will surrender the certificate or certificates for such shares of Series I Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series I Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of the Series I Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice will state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion will be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice will be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate will be deemed to be outstanding of record as of such date.  The Corporation will, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series I Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series I Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

4.3.2     Reservation of Shares.  The Corporation will at all times when the Series I Preferred Stock will be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.  Before taking any action which would cause an adjustment reducing the Series I Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series I Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series I Conversion Price.

4.4        Effect of Conversion.  All shares of Series I Preferred Stock that have been surrendered for conversion as herein provided will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series I Preferred Stock so converted will be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

4.5        Taxes.  The Corporation will pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series I Preferred Stock pursuant to this Section 4.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred Stock so converted were registered, and no such issuance or delivery will be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.6        Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 2.3, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series I Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series I Preferred Stock will thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series I Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series I Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series I Conversion Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series I Preferred Stock.

4.10	Notice of Record Date. In the event:

(a)         the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series I Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)        of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series I Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series I Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series I Preferred Stock and the Common Stock.  Such notice will be sent at least ten days prior to the record date or effective date for the event specified in such notice.

5.	Redemption of Shares :

5.1        Each share of Series I Preferred Stock will be redeemable, at the option of the Corporation, at any time and from time to time, and without the payment of additional consideration by the holder thereof, at the redemption price of One Dollar ($1.00) per share.

5.2.       Each Share of Series I Preferred Stock redeemed or otherwise acquired by the Corporation will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series I Preferred Stock following redemption.

6.         Waiver.  Any of the rights, powers, preferences and other terms of the Series I Preferred Stock set forth herein may be waived on behalf of all holders of Series I Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series I Preferred Stock then outstanding.

7.         Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series I Preferred Stock will be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission.